SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 10, 2001




                             NBG RADIO NETWORK, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)



                                     Nevada
                                     -------
                  State or other jurisdiction of incorporation


         0-24075                                          88-0362102
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)


             520 SW Sixth Avenue, Suite 750, Portland, Oregon 97204
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (503) 802-4624
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5  Other Events and Regulation FD Disclosure.

NBG Radio Network ("NBG") announced that it has completed the acquisition of Glenn Fisher Entertainment Corporation ("Fisher Entertainment"), a leading supplier of programming to the radio industry. This acquisition is a step to further NBG's long-term strategic plan of expanding its programming and acquiring complementary companies that will strengthen its position in the marketplace.

The Fisher Entertainment acquisition will result in the following programs being added to NBG's inventory: Al Bandiero's Jammin' Party--hosted by WTJM/New York personality Al Bandiero, this show highlights the biggest R&B hits that crossed over into the Top 40 charts; The Ed Tyll Show--a caller intensive Talk radio show with mass appeal; The John & Jeff Show--a widely popular show featuring two thirty-something guys talking daily from their LA-based studio about pop culture; The Liz Wilde Show--a highly entertaining and controversial Hot Talk program with an exceptionally loyal following; Beyond The Beltway--a political program hosted by Bruce DuMont; Wireless Flash--one of the most successful prep services in the country, with a focus on pop culture news and entertainment; The Bo Reynolds Show--a proven ratings winner showcasing non-stop hot Country music with exclusive artist interviews; Victory--a weekend show featuring Contemporary Christian music and celebrity interviews with uplifting themes; and The Wake Up Show--a world-renowned Hip Hop show featuring Sway & Tech.

NBG acquired Fisher Entertainment by purchasing the outstanding stock held by its founder and sole shareholder, Glenn Fisher, for approximately $5.3 million in cash. The acquisition was financed through a $6.2 million credit facility with MCG Finance Corporation. The credit facility is secured by all of the assets of NBG - including the stock of NBG's subsidiaries - and is structured to allow for the possibility of an additional $10 million in funding to finance future strategic acquisitions.

Glenn Fisher will hold no formal management position with NBG or Fisher Entertainment, but has signed a three-year exclusive consulting contract with Fisher Entertainment.

NBG's press release describing the acquisition is attached as Exhibit 99.1 and is incorporated by reference.

Item 7  Financial Statements and Exhibits.

(c)      Exhibits.

99.1     Press Release.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             NBG RADIO NETWORK, INC.
                             (Registrant)


Date:  July 10, 2001         By: /s/ John J. Brumfield
                                 ----------------------------------------------
                                 John J. Brumfield
                                 Chief Financial Officer and
                                 Vice President, Finance